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                                                                    EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 25, 1996, except for Note 14 as to which the date is September 16, 1997 in the Registration Statement (Form S-1) and related Prospectus of International Manufacturing Services, Inc. for the registration of 5,750,000 shares of its common stock.

     Our audits also included the financial statement schedule of International Manufacturing Services, Inc., listed in Item 16b. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.


/s/ Ernst & Young LLP
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Ernst & Young LLP


San Jose, California
September 16, 1997